EXHIBIT (j.)

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors and Shareholders
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.
Sit Mutual Funds Inc.:


We consent to the use of our report dated August 16, 2005 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                    KPMG LLP
                                    /s/ KMPG LLP

Minneapolis, Minnesota
October 24, 2005


























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